                                                                     Exhibit 8.1


                          GIBSON, DUNN & CRUTCHER LLP
                                    LAWYERS

                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                      INCLUDING PROFESSIONAL CORPORATIONS

                                   ----------

        1801 California Street, Suite 4200, Denver, Colorado 80202-2642
                                 (303) 298-5700
                               www.gibsondunn.com


                               November 17, 2005




Direct Dial                                                    Client Matter No.
(303) 298-5700                                                     C 97394-00035

Fax No.
(303) 296-5310

The Williams Companies, Inc.
One Williams Center
Tulsa, Oklahoma  74172

      Re:   The Williams Companies, Inc.
            Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on November 17, 2005


Ladies and Gentlemen:

      You have requested our opinion as to the material federal income tax consequences of the offer (the "Offer") by The Williams Companies, Inc., a Delaware corporation (the "Company"), to pay a cash premium for the conversion of its 5.50% Junior Subordinated Convertible Debentures due 2033 to Common Stock. The Offer is described in the Preliminary Conversion Offer Prospectus of the Company, dated November 17, 2005, which forms part of the Company's Registration Statement on Form S-4, filed with the Securities and Exchange Commission on November 17, 2005 (the "Registration Statement").

      We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Material United States Federal Income Tax Consequences" in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                       Sincerely,

                                       GIBSON, DUNN & CRUTCHER LLP